                                    FORM OF
                            ARTICLES SUPPLEMENTARY
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                            TCW GALILEO FUNDS, INC.

     TCW GALILEO FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    Pursuant to and in accordance with Section 2-105(c) and Section
2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue to one hundred and four billion (104,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and four million dollars ($104,000,000).

          (a) Immediately prior to the increase effected by these Articles Supplementary, the total number of shares of all classes or series that the Corporation had the authority to issue was eighty eight billion (88,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of eighty eight million dollars ($88,000,000).

          (b) Immediately after the increase effected by these Articles Supplementary, the total number of shares of all classes and series that the Corporation has the authority to issue is one hundred and four billion (104,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and four million dollars ($104,000,000).

     SECOND:   Pursuant to the authority expressly vested in the Board of
Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, by actions taken on December 17, 1998 and ___, 1999, classified and reclassified the eighty eight billion (88,000,000,000) shares that the Corporation previously was authorized to issue. Of those eighty eight billion (88,000,000,000) shares:

     (a) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Select Equities Fund, Institutional Class shares;

     (b) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Core Fixed Income Fund, Institutional Class shares;

     (c) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo High Yield Bond Fund, Institutional Class shares;

     (d) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Latin America Equities Fund, Institutional Class shares;

     (e) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Total Return Mortgage-Backed Securities Fund, Institutional Class shares;

     (f) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Mortgage-Backed Securities Fund, Institutional Class shares;

     (g) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Asia Pacific Equities Fund, Institutional Class shares;

     (h) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Emerging Markets Equities Fund, Institutional Class shares;

     (i) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Small Cap Growth Fund, Institutional Class shares;

     (j) Five billion (5,000,000,000) shares were classified as TCW Galileo Money Market Fund, Institutional Class shares;

     (k) Two billion (2,000,000,000) shares were classified as TCW Galileo Earnings Momentum Fund, Institutional Class shares;

     (l) Two billion (2,000,000,000) shares were classified as TCW Galileo Aggressive Growth Equities Fund, Institutional Class shares;

     (m) Two billion (2,000,000,000) shares were classified as TCW Galileo Convertible Securities Fund, Institutional Class shares;

     (n) Two billion (2,000,000,000) shares were classified as TCW Galileo Value Opportunities Fund, Institutional Class shares;

     (o) Two billion (2,000,000,000) shares were classified as TCW Galileo European Equities Fund, Institutional Class shares;

     (p) Two billion (2,000,000,000) shares were classified as TCW Galileo International Equities Fund, Institutional Class shares;

     (q) Two billion (2,000,000,000) shares were classified as TCW Galileo Japanese Equities Fund, Institutional Class shares;

     (r) Two billion (2,000,000,000) shares were classified as TCW Galileo Enhanced 500 Fund, Institutional Class shares;

     (s) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Growth Fund, Institutional Class shares;

     (t) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Value Fund, Institutional Class shares;

     (u) Two billion (2,000,000,000) shares were classified as TCW Galileo Emerging Markets Income Fund, Institutional Class shares;

     (v) Two billion (2,000,000,000) shares were classified as TCW Galileo Small Cap Value Fund, Institutional Class shares;

     (w) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Select Equities Fund, Investor Class (or Class N) shares;

     (x) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Core Fixed Income Fund, Investor Class (or Class N) shares;

     (y) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo High Yield Bond Fund, Investor Class (or Class N) shares;

     (z) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Latin America Equities Fund, Investor Class (or Class N) shares;

     (aa) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Total Return Mortgage-Backed Securities Fund, Investor Class (or Class N) shares;

     (bb) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Mortgage-Backed Securities Fund, Investor Class (or Class N) shares;

     (cc) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Asia Pacific Equities Fund, Investor Class (or Class N) shares;

     (dd) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Emerging Markets Equities Fund, Investor Class (or Class N) shares;

     (ee) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Small Cap Growth Fund, Investor Class (or Class N) shares;

     (ff) Five billion (5,000,000,000) shares were classified as TCW Galileo Money Market Fund, Investor Class (or Class N) shares;

     (gg) Two billion (2,000,000,000) shares were classified as TCW Galileo Earnings Momentum Fund, Investor Class (or Class N) shares;

     (hh) Two billion (2,000,000,000) shares were classified as TCW Galileo Aggressive Growth Equities Fund, Investor Class (or Class N) shares;

     (ii) Two billion (2,000,000,000) shares were classified as TCW Galileo Convertible Securities Fund, Investor Class (or Class N) shares;

     (jj) Two billion (2,000,000,000) shares were classified as TCW Galileo Value Opportunities Fund, Investor Class (or Class N) shares;

     (kk) Two billion (2,000,000,000) shares were classified as TCW Galileo European Equities Fund, Investor Class (or Class N) shares;

     (ll) Two billion (2,000,000,000) shares were classified as TCW Galileo International Equities Fund, Investor Class (or Class N) shares;

     (mm) Two billion (2,000,000,000) shares were classified as TCW Galileo Japanese Equities Fund, Investor Class (or Class N) shares;

     (nn) Two billion (2,000,000,000) shares were classified as TCW Galileo Enhanced 500 Fund, Investor Class (or Class N) shares;

     (oo) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Growth Fund, Investor Class (or Class N) shares;

     (pp) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Value Fund, Investor Class (or Class N) shares;

     (qq) Two billion (2,000,000,000) shares were classified as TCW Galileo Emerging Markets Income Fund, Investor Class (or Class N) shares; and

     (rr) Two billion (2,000,000,000) shares were classified as TCW Galileo Small Cap Value Fund, Investor Class (or Class N) shares.

     THIRD:    Pursuant to the authority expressly vested in the Board of
Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has duly classified the sixteen billion (16,000,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital effected by these Articles Supplementary as new classes of shares of the capital stock of the Corporation. Of the sixteen billion shares:

     (a) Two billion (2,000,000,000) shares are classified as TCW Galileo Analyst Growth Fund, Institutional Class shares;

     (b) Two billion (2,000,000,000) shares are classified as TCW Galileo Growth & Income, Institutional Class shares;

     (c) Two billion (2,000,000,000) shares are classified as TCW Galileo Health Sciences Fund, Institutional Class shares;

     (d) Two billion (2,000,000,000) shares are classified as TCW Galileo Technology Fund, Institutional Class shares;

     (e) Two billion (2,000,000,000) shares are classified as TCW Galileo Analyst Growth Fund, Investor Class (or Class N) shares;

     (f) Two billion (2,000,000,000) shares are classified as TCW Galileo Growth & Income Fund, Investor Class (or Class N) shares;

     (g) Two billion (2,000,000,000) shares are classified as TCW Galileo Health Sciences Fund, Investor Class (or Class N) shares; and

     (h) Two billion (2,000,000,000) shares are classified as TCW Galileo Technology Fund, Investor Class (or Class N) shares.

     FOURTH:   The Institutional Class capital stock and the Investor Class (or
Class N) capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class shares and Investor Class (or Class N) shares shall be as set forth in the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

     FIFTH:    The Corporation is registered with the Securities and Exchange
Commission as an open-end investment company under the 1940 Act.

  IN WITNESS WHEREOF, TCW Galileo Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this ___ day of

July, 2000. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                TCW Galileo Funds, Inc.


                                By: ________________________________
                                     Alvin R. Albe, Jr.,
                                     President
ATTEST:   ____________________
          Philip K. Holl
          Secretary